Exhibit 99.1

Vision Energy Corporation Provides Update on Recent Market Activity

JERSEY CITY, N.J., Jan. 12th, 2023 (GLOBE NEWSWIRE) — Vision Energy Corporation (PINK:VENG) (“Vision Energy” or the “Company”) wishes to make the following statements regarding recent removal from the OTCQB Market.

On Dec. 6, 2022, the Company was informed by the OTC Markets Group Inc. (“OTC Markets”) of certain promotional material that encouraged investors to purchase or trade the Company’s common stock.

On Jan. 10, 2022, the Company was informed that, due to the ongoing promotional campaign, the Company will be moved from the OTCQB Market to the Pink Market effective Jan. 11, 2023.

As stated in the Company’s Dec. 8, 2022, news release, management conducted an inquiry based on the information provided on Dec. 6, 2022 by OTC Markets and determined that no directors, officers, control persons, controlling shareholders (defined as shareholders owning 10% or more of the Company’s securities) or third-party service providers contracted to the Company have been involved, directly or indirectly, in any way (including payment of a third-party) with the creation, distribution or payment of promotional materials related to the Company and its securities that OTC Markets brought to the Company’s attention. None of the management, officers, directors, control persons, controlling shareholders or investor relations firms contracted to the Company has any knowledge regarding the source of the referenced promotional material.

The Company acknowledges that it has a contract with IBN (InvestorBrandNetwork) and its subsidiary InvestorWire to provide the Company with Corporate Communications including Investor Relations. IBN was not involved in the creation or dissemination, directly or indirectly, of any promotional material that OTC Markets identified for the Company. IBN is the sole third-party provider presently engaged by the Company to provide Corporate Communications Solutions along with Investor Relations & Public Relations. IBN is the sole provider contracted by the Company in the last 12 months. The Company has not engaged any other third-party advisor to provide investor relations, public relations services, marketing, or other related services, including the promotion of the Company or its securities, in the last 12 months.

The Company is and continues to be committed to compliance with OTC Markets’ policy on stock promotion and the OTCQB standards. The Company encourages those interested in the Company to rely solely on information included in press releases issued and distributed by the Company through approved news wire or disclosure and news services, combined with its filings and disclosures made with the SEC, as well as information provided through the OTC Markets and Vision websites.

About Vision Energy

Vision Energy is a forward-looking energy company developing assets and solutions for the commercial, industrial and transportation sectors. The Company leverages its proven track record in site and asset procurement, accelerating development and permitting processes, plant design and grid integration to facilitate low-carbon energy production, supply and distribution. The Company pursues reliable off-take relationships and operating partnerships with energy industry participants and end users seeking carbon abatements across feedstock and fuels. Vision Energy is committed to providing low-carbon energy solutions with the highest yield, and, where possible, projects are designed to leverage existing gas and power infrastructure to integrate and facilitate import and/or distribution of reduced-carbon energy to domestic and global supply chains.

Vision Energy

95 Christopher Columbus Drive

16th Floor

Jersey City, NJ 07302

https://www.visionenergy.com

Media Contact

IBN (InvestorBrandNetwork)

Jarrod Holland

Director of Public Relations

Direct: 910.431.3322

Jarrod@InvestorBrandNetwork.com

Investor Contact

IBN (InvestorBrandNetwork)

Scott McGowan

Director of Investor Relations

Office: 310.299.1717

ir@visionenergy.com

Forward-Looking Statements:

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “forecast,” “anticipate,” “believe,” “estimate,” “expect” and “intend,” among others. These forward-looking statements are based on current expectations, and actual results could differ materially. The Company does not undertake an obligation to update or revise any forward-looking statement. The information set forth herein speaks only as of the date hereof.

SOURCE: Vision Energy

Corporate Communications

IBN

Los Angeles, California

www.InvestorBrandNetwork.com

310.299.1717 Office

Editor@InvestorBrandNetwork.com